UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )
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SYSCO CORPORATION

(Name of Registrant as Specified in Its Charter)
N/A

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 11/09/07 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Notice and Proxy Statement, Annual Report to Stockholders and proxy card are available at www.investorEconnect.com. Please have your 12 Digit Control #’(s) available to view the material. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before 10/26/07 to facilitate timely delivery. To request material: Internet: www.investorEconnect.com Telephone: 1-800-579-1639 **Email: sendmaterial@investorEconnect.com **If requesting material by e-mail please send a blank e-mail with the 12 Digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. BARCODE SYSCO CORPORATION Vote In Person You may choose to attend the meeting in person and SYSCO CORPORATION vote these shares in person at the meeting. 1390 ENCLAVE PARKWAY HOUSTON, TX 77077-2099 Vote By Internet To vote now by Internet, go to www.investorEconnect.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day 1-BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXX40 before the cut-off date or meeting date. Have your proxy card in 15 12 1 hand when you access the web site and follow the instructions. 2-FINANCIAL SOLUTIONSXXXXXXXXXXXXXXXXXX40 3-ATTENTION:XXXXXXXXXXXXXXXXXXXXXXXXXX40 OF 4-TEST PRINT 5-51 MERCEDES WAY 2 6-EDGEWOOD, 7-NY 8-11717 R1SYS1 P99999-010 12 15 # OF # PAGE A (OF DUPLEX A/B)

Meeting Location The Annual Meeting for holders of Sysco Corporation common stock as of 9/11/07 is to be held on 11/09/07 at 10:00 A.M. CT at: St. Regis Hotel 1919 Briar Oaks Lane Houston, TX 77027 This notice of Internet availability of proxy materials also serves as notice of the meeting. General Directions to the Hotel From Galveston (South) * Take Interstate 45 North to Highway 59 South (Victoria). * Take 59 South to 610 North. * Exit at San Felipe and turn right. * Turn left on Briar Oaks Lane, which is the 2nd traffic light. The hotel is on the right. From San Antonio (West) * Take Interstate 10 East to Interstate 610 South. * Exit at San Felipe and turn left under the freeway. * Turn left onto Briar Oaks Lane, which is the 3rd light. The hotel is on the right. From Beaumont (East) * Take Interstate 10 East to 610 South. * Continue 2 exits and exit on San Felipe. * Turn left on San Felipe under the 610 Overpass. * Turn left on Briar Oaks Lane at the 3rd light, and the hotel is on the right. From Dallas (North) * Take Interstate 45 South to Interstate 610 West. I-610 West becomes I-610 South. * Exit on San Felipe and turn left under the freeway. * Turn left on Briar Oaks Lane (3rd light) and the hotel is on the right. R1SYS2 P99999-010 12 15 # OF # PAGE B (OF DUPLEX A/B)

Voting items The Board of Directors recommends a vote FOR each of the nominees for director and FOR each of Proposals 2 through 4. 1. To elect three directors to serve until the Annual Meeting of Stockholders in 2010; 1a. John M. Cassaday BARCODE 1b. Manuel A. Fernandez 1c. Jackie M. Ward 2. To approve the 2007 Stock Incentive Plan; 3. To approve the Amended and Restated Sysco Corporation 1974 Employees’ Stock Purchase Plan to (a) reserve 6,000,000 additional shares of Sysco Corporation common stock for issuance under such plan and (b) provide that, with respect to SYSCO’s foreign subsidiaries, participants in the plan will include the eligible employees of only those SYSCO foreign subsidiaries that are designated as participating subsidiaries; 4. To ratify the appointment of Ernst & Young LLP as SYSCO’s independent accountants for fiscal 2008; and 5. To transact any other business as may properly be brought before the meeting or any adjournment thereof. CONTROL # 0000 0000 0000 BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXXX- 40 FINANCIAL SOLUTIONS Acct #XXXXXXXXXXXXX R1SYS3 ATTENTION:SHARESXXXXXXXXXXX TEST PRINT Cusip 51 MERCEDES WAY P99999-010 EDGEWOOD, NY 12 11717 15 # OF # PAGE C (OF DUPLEX C/D)

0 2 0 0 0 0 0 0 0 0 0 0 9 9 9 9 9 9 9 9 9 9 9 9 NAME THE COMPANY NAME INC. — COMMON 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. — 401 K 123,456,789,012.12345 Acct #XXXXXXXXXXXXX R1SYS4 SHARESXXXXXXXXXXX Cusip P99999-010 12 15 # OF #